Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of OP Bancorp of our report dated March 15, 2021 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of OP Bancorp for the year ended December 31, 2020.

/s/ Crowe LLP

Costa Mesa, California

June 24, 2021